UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) September 19, 2018

SANTA FE GOLD CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-20430	84-1094315
(Commission File Number)	(IRS Employer Identification No.)

P O Box 25201
Albuquerque, NM 87125
(Address of Principal Executive Offices)(Zip Code)

Registrant's Telephone Number, Including Area Code (505) 255-4852

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

( ) Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a -12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

( ) Pre-commencement communications pursuant to Rule 13e-49(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01  Entry Into a Material Definitive Agreement

Mr. Laws, a director and former chief executive officer of Santa Fe Gold Corporation (“the Company”), entered into a secured promissory note in the principal amount of $930,000 in favor of the Company on September 19, 2018, bearing interest at the annual rate of 4% and maturing September 30, 2018 (“Secured Promissory Note”).  The Company requested Mr. Laws to execute the Secured Promissory Note as a result of the matters discussed in Item 4.02 below.  The security interests include certain real estate and a Cessna model 182G airplane.

Item 4.02  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

The board of directors formed a special committee on September 26, 2018 to investigate and analyze (i) certain financial transactions in the aggregate amount of approximately $1 million that occurred primarily between January 2017 and March 2018 involving Thomas Laws (our former chief executive officer), and (ii) corporate governance and compliance with federal securities laws. It is expected that this special committee investigation will be completed in as timely a manner as possible.

The Company is also reviewing, among other items, the impact if any of these financial transactions on the previously issued consolidated financial statements for, and financial information relating to, the fiscal year ended June 30, 2017 (“Financial Statements”), the most recent financial statements of the Company filed with the Securities and Exchange Commission.  Accordingly, pending such determination, such Financial Statements should not be relied upon.

It is expected that the determination of whether the Financial Statements can be relied upon, or will need to be restated, will be completed in as timely a manner as possible.  In the event that the Financial Statements are required to be restated, the Company will file a Form 10-K/A for the fiscal year ended June 30, 2017.  The Company has discussed the foregoing matters with MaloneBailey LLP, the Company’s independent registered public accounting firm during the period of the Financial Statements, and TAAD LLP, the Company’s current independent registered public accounting firm.

The Company previously concluded that its internal controls over financial reporting were not effective for the period ended June 30, 2017.  As a result of these matters addressed above, the Company continues to believe that its internal controls are not effective.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the matters being investigated by the special committee, Mr. Laws (i) entered into the Secured Promissory Note, (ii) transferred $100,000 to the Company on September 20, 2018, (iii) transferred $275,000 to the Company on September 28, 2018, and (iv) was terminated as the at-will chief executive officer of the Company on September 24, 2018.

The board of directors has requested Mr. Laws to resign as a director.  To date, the Company has not received Mr. Laws’ resignation.  No interim chief executive officer has been named to date to replace Mr. Laws.  Brian Adair has been named chairman of the board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

SANTA FE GOLD CORPORATION
(Registrant)

Date: October 1, 2018	/s/ Frank Mueller
Frank Mueller
Chief Financial Officer